SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2003

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on August 6, 2003.

Exhibit 99.1 is a GenCorp Inc. press release dated August 6, 2003, in which GenCorp Inc. announced that it has agreed to sell $150 million aggregate principal amount of its Senior Subordinated Notes due 2013 in a private placement to institutional investors. Interest will accrue on the Notes at a rate of 9½% per annum. The private placement is expected to close on August 11, 2003. The primary purpose of the offering is to finance the acquisition by GenCorp’s subsidiary, Aerojet-General Corporation, of substantially all of the assets related to the propulsion business of Atlantic Research Corporation, a subsidiary of Sequa Corporation, and to refinance existing indebtedness. The proposed acquisition is expected to close in late summer of 2003.

Item 7. Exhibits

Table		Exhibit
Item No.	Exhibit Description	Number

99	GenCorp Inc.’s press release dated August 6, 2003, in which GenCorp Inc. announced that it has agreed to sell $150 million aggregate principal amount of its Senior Subordinated Notes due 2013 in a private placement to institutional investors	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.

		By:	/s/ Mark A. Whitney

		Name:	Mark A. Whitney Title: Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated:	August 8, 2003